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                                                                EXHIBIT 4.44


                              CAPITAL FACTORS, INC.
                               FACTORING AGREEMENT


                                                              December 10, 1996

From:           The Barcalounger Company, a division of
                Furniture Comfort Corporation
                1450 Atlantic Avenue
                P.O. Box 6157
                Rocky Mount, NC 27802

To:             Capital Factors, Inc.
                1799 West Oakland Park Boulevard
                Fort Lauderdale, FL  33311


Gentlemen:

Upon your written acceptance, to be noted at the foot of this Agreement, the following will state the terms and conditions under which you are to act as our sole factor:

1. APPOINTMENT AND SALE OF ACCOUNTS: We hereby appoint you our sole factor, and hereby sell and assign to you, making you absolute owner thereof, all of our accounts, contract rights, and all other obligations to us for the payment of money arising out of the sale of goods (hereinafter referred to as "Receivables"), together with all proceeds thereof, all security and guarantees therefor, and all of our rights to the goods and property represented thereby. You shall have all the rights of an unpaid seller or provider of the goods or services, the sale or rendering of which gives rise to each Receivable, including the rights of stoppage in transit, reclamation and replevin. Simultaneous and subsequent to your first advance to us hereunder and upon each sale of goods or rendering of services thereafter, we shall execute and deliver to you such confirmatory assignments of our Receivables as you may require, in form and manner satisfactory to you. In the event that you declare a material breach or default of this Agreement and we fail to pay to you all outstanding Obligations within five business days of such declaration or upon notice of the termination of this Agreement and in the event we fail to pay to you all outstanding Obligations within five business days of such termination, you and your designee may, at any time, notify our customers or any account debtor that the Receivables have been assigned to you and that you have a security interest therein, collect such Receivables directly, and charge the collection costs and expenses to us as an Obligation (as hereafter defined) hereunder, but, unless and until you do so or give us other written instructions, we shall be entitled to collect the Receivables and, upon receipt, provided that there is any Obligation outstanding and due you under this Agreement, we shall immediately deliver to you the proceeds of any and all Receivables together with a fully completed collection report in form satisfactory to you. We agree and acknowledge that all payments received by us in connection with the Receivables and any other collateral pledged to you hereunder shall be held in trust for you by us as your trustee until paid or remitted to you. We agree and acknowledge that all payments received by us in connection with the Receivables and any other collateral pledged to you hereunder shall be held in trust for you by us as your trustee until paid or remitted to you. At any time you are directly engaging in collection of any Receivables, we shall provide you with copies of invoices, all shipping or delivery receipts and such other proof of sale and delivery or performance as you may, at any time or from time to time, require to effect collection of our Receivables. Unless you are directly collecting Receivables, all collections will flow into our Post Office Box located at Charlotte, North Carolina with the following mailing address:

                                    The Barcalounger Company
                                    P.O. Box 1070
                                    Charlotte, NC 28201-1070

During the term of this Agreement, and as long as any Obligations remain due and outstanding to you, we shall not change the mailing address of said Post Office Box unless we have provided you with at least thirty (30) days' prior written notice of said change along with the location and mailing address of such location.

We shall make appropriate notations upon our books and records indicating the sale and assignment of our Receivables to you. During the term of this Agreement, we agree not to sell, negotiate, pledge, assign or grant any security interest in any or all of our Receivables to anyone other than you except with respect to a security interest granted to Court Square Capital Limited and its successors and assigns which security interest in the Receivables shall be inferior and subordinate to your security interest in the Receivables pursuant to a Subordination Agreement to be executed between you and

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                                     -2-

Court Square Capital Limited and acknowledged by us. If we are or become engaged in finishing or improving goods, we agree, to assert promptly, at our expense and upon your demand, any lien rights provided by law on goods in our possession. We will remit to you the proceeds of sale of such goods to satisfy the amounts owed to you by the owner of the finished goods."


        2. CLIENT RISK RECEIVABLES: Any sale of goods or rendering of services by us, shall be known as a "Client Risk Receivable." Any Client Risk Receivable(s) assigned to and purchased by you are with recourse to us and at our sole credit risk. You shall have the right to charge back to our account the amount of such Client Risk Receivable(s) at any time and from time to time, either before or after maturity. We agree to pay you on demand the full amount thereof, and, failing to do so, we agree to pay all reasonable expenses incurred by you up to the date of such payment in attempting to collect or enforce payment of such Receivable(s).

        3.  PURCHASE PRICE:

                  (a) The purchase price you shall pay to us for each Receivable shall equal the Net Invoice Amount thereof less your factoring commission, as specified below. As used herein, the term "Net Invoice Amount" means the gross invoice amount of the Receivables, less returns (whenever made), all selling discounts (at your option calculated on shortest terms) made available or extended to our customer, if taken, and credits or deductions of any kind allowed or granted to or taken by the customer at any time. Unless specifically shown on the invoice sold and assigned to you, or unless you shall have advised us that discounts, credit, allowance or deductions with respect to any Receivable cannot be granted without your prior written approval, no discount, credit, allowance, or deduction with respect to any Receivable shall be granted, or approved, by us in excess of $5,000.00 to any customer without your prior written consent.


                (b) The purchase price (as computed above), less (i) any reasonable reserves or credit balance that you, in your sole discretion reasonably exercised, determine to hold, (ii) monies remitted, paid, or otherwise advanced by you to us or for our account, and (iii) any other charges to our account provided for by this Agreement, shall be payable by you to us upon collection. Monies shall be deemed to have been collected on the date of receipt thereof by you plus three ( 3 ) business days for clearing.

                (c) You shall be entitled to withhold a reasonable reserve of sums otherwise due us, and may revise the amount of such reserve at any time and from time to time if you reasonably deem it necessary to do so in order to protect your interests. Furthermore, at your reasonable request, we shall maintain a credit balance ("credit balance" or "reserve" shall be defined for purposes of this subparagraph 3(c) as credit for amounts due us and not a "cash balance") with you in such amount as you reasonably determine to be commensurate with the volume and character of the business conducted by us and sufficient to protect you against all possible returns, claims of our customers, indebtedness owing by us to you, or any other contingencies. We shall pay you any debit balance in our account on demand.

                (d) In your sole commercially reasonable discretion, in accordance with the terms of this Agreement, you may from time to time advance to us, against the purchase price of Receivables purchased by you hereunder sums up to eighty percent (80%) of the aggregate purchase price of the "Eligible Receivables" (as defined in subparagraph (e) below) outstanding at the time any such advance is made, less (i) any such Receivables that are in dispute and (ii) any fees, actual or estimated, that are chargeable to our reserve account pursuant to this Agreement; provided, however, you shall have no obligation to consider a request from us for an advance under this subparagraph (d) whenever the aggregate amount of the then outstanding advances made pursuant to this subparagraph (d) exceeds or would exceed as a result of the requested advance, Five Million and 00/100 Dollars ($5,000,000.00) to us. Unless otherwise specified in any promissory note, or loan or other agreement, executed in connection with such advance, any such advance shall be payable on demand and shall bear interest at the rate set forth in subparagraph (f) below from the date such advance is made until the date you receive repayment, in full of such advance.

                (e) The term "Eligible Receivables" means all of those Receivables (i) which have been validly assigned to you, (ii) strictly comply with all of our warranties and representations to you, (iii) contain payment terms of net sixty (60) days, or less from the date of invoice (unless otherwise pre-approved by one of your duly authorized officers in writing), and (iv) are not past due more than sixty (60) days from the invoice due date; provided, however, that Eligible Receivables shall not include the following: (a) Receivables with respect to which the account debtor is one of our officers, employees or

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agents; (b) Receivables with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the account debtor may be conditional; (c) Receivables with respect to which the account debtor is not located in the United States; (d) Receivables with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that a Receivable shall not be deemed ineligible by reason of this clause (e) if we have completed all of the steps necessary to comply with the Federal Assignment of Claims Act (31 U.S.C. Section 3727) with respect to such Receivables; (f) Receivables with respect to which the account debtor is any state of the United States or any city, town, municipality, county or division thereof; (g) Receivables with respect to which the account debtor is one of our subsidiaries, is related to us, and under common control with us, or has common officers or directors with us; (h) Receivables with respect to which we are or become liable to the account debtor for goods sold or services rendered by the account debtor; (i) that portion of the Receivables owing by an account debtor which exceeds fifty percent (50%) of all Eligible Receivables; (j) all of the Receivables owed by an account debtor who is the subject of an insolvency proceeding (including, but not limited to, proceedings under the United States Bankruptcy Code, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors); (k) all of the Receivables owed by any account debtor where fifty percent (50%) or more of all of the Receivables owed by that account debtor are past due more than sixty (60) days from the due date of the invoice; and (l) Receivables for which the services have not yet been rendered to the account debtor or the goods sold have not yet been delivered to the account debtor (commonly referred to as "pre-billed accounts").

                (f) Interest upon the daily net balance of any monies remitted, paid, advanced or otherwise charged to us or for our account before the payment date (including any advance made pursuant to subparagraph 3(d) above), and interest applicable to the charges or to the expenses referred to in this Agreement, shall be charged to our reserve account as of the last day of each month at a rate the greater of eight percent (8%) per anum or one percent ( 1%) above the rate of interest designated by Citibank, New York as its "Prime Rate" or "Base Rate", as the case may be. If, during any month, our reserve account or credit balance, subject to the terms and conditions of this Agreement, shall be in a net credit balance (i.e., the reserve or credit balance exceeds outstanding Receivables), then you agree to credit our reserve account as of the last day of each month with interest at a rate equal to three percent (3%) below the rate of interest designated by Citibank, New York as its "Prime Rate" or "Base Rate," as the case may be. All such interest, whether charged or credited to our reserve account, shall be computed for the actual number of days elapsed on the basis of year consisting of 360 days. Any adjustment in your interest rate, whether downward or upward, will become effective on the first day of the month following the month in which the prime rate of interest is reduced or increased. HOWEVER, in no event shall the rate of interest agreed to or charged to us hereunder exceed the maximum rate of interest permitted to be agreed to or charged to us under applicable law. IT IS THE INTENTION OF THE PARTIES HERETO NOT TO MAKE ANY AGREEMENT VIOLATIVE OF THE LAWS OF THE STATE OF FLORIDA OR THE UNITED STATES RELATING TO USURY. IN NO EVENT, THEREFORE, SHALL ANY INTEREST DUE HEREUNDER BE AT A RATE IN EXCESS OF THE HIGHEST LAWFUL RATE, i.e., IN NO EVENT SHALL YOU CHARGE OR SHALL WE BE REQUIRED TO PAY ANY INTEREST THAT, TOGETHER WITH ANY OTHER CHARGES HEREUNDER THAT MAY BE DEEMED TO BE IN THE NATURE OF INTEREST, HOWEVER COMPUTED, EXCEEDS THE MAXIMUM LAWFUL RATE OF INTEREST ALLOWABLE UNDER THE LAWS OF THE STATE OF FLORIDA AND/OR OF THE UNITED STATES. SHOULD ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US BE CONSTRUED TO REQUIRE THE PAYMENT OF INTEREST THAT EXCEEDS SUCH MAXIMUM LAWFUL RATE, ANY SUCH EXCESS SHALL BE AND IS EXPRESSLY HEREBY WAIVED BY YOU. SHOULD ANY EXCESS INTEREST IN FACT BE PAID, SUCH EXCESS SHALL BE DEEMED TO BE A PAYMENT OF THE PRINCIPAL AMOUNT OF OUTSTANDING INDEBTEDNESS OWING BY US TO YOU AND SHALL BE APPLIED TO SUCH PRINCIPAL.

        4.  FACTORING COMMISSIONS.

                (a) For your services hereunder, we shall pay and you shall be entitled to receive a factoring commission equal to point thirty percent (.30%) of the gross Invoice Amount of each Receivable, which commission shall be due and payable to you on the date you purchase such Receivable. Factoring commissions shall be chargeable to our account with you.

                (b) The minimum aggregate factoring commissions payable under this Agreement for each contract year hereof shall be Sixty Thousand Dollars ($60,000.00) per annum which shall be payable at the rate of $5,000.00 per month and chargeable to our account with you on a monthly basis. To the extent of any deficiency (after giving effect to commissions payable under the foregoing

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subparagraphs), the difference between the minimum and the amount already charged shall be chargeable to our account with you.


        5. STATEMENT OF ACCOUNT: Once each month, subsequent to our having provided you with a complete collection report in form satisfactory to you, no later than the 20th day of any such month (subject to circumstances beyond your control which may result in a reasonable delay and for which you shall notify
us) you shall render a statement (Client Ledger) to us with respect to the Receivables purchased by you during the previous month, any advances made by you, collections received by you, and charges made to our account under this Agreement. Our account shall be charged with all discounts (at your option, calculated on shortest terms) made available to customers on assigned Receivables, all returns, allowances, deductions and credits, and your reasonable expenses, including, without limitation, postage on invoices, bank wire fees, filing fees, UCC search and similar charges. We will also be charged with interest at the rate specified in paragraph 3(f) above, with respect both to Receivables as to which a credit is issued after the payment date applicable thereto, and any Receivables collected or charged back after such credit, or to the date of collection or chargeback, as the case may be. A discount, credit or allowance after issuance or granting may be claimed solely by the customer. Each statement, report, or accounting rendered or issued by you to us shall be deemed accepted by us and shall be conclusive and binding upon us, unless within thirty
(30) days after the date thereof we notify you to the contrary by registered or certified mail, setting forth with specificity the reasons why we believe such statement, report, or accounting is incorrect and what we believe to be the correct amount thereof. Moreover, if we fail to receive a monthly statement, we shall likewise be obligated to notify you in the same manner as if we fail to accept the statement, and our failure to do so shall relieve you of any responsibility or liability arising out of our not receiving such monthly statement.

                  6. REPRESENTATIONS AND WARRANTIES: We hereby represent and warrant to you that: (i) each Receivable is a bona fide existing obligation created by a customer's express order for, and the actual sale and physical delivery of, or legal passage of title to, goods or the rendering of services to customers in the ordinary course of business, which goods, prior to sale, we owned free and clear of any liens or encumbrances except with respect to the encumbrances created under the Credit Agreement with Court Square Capital Limited, as amended (the "Credit Agreement"), and which Receivable is then unconditionally owing to us without dispute, defense, offset, or counterclaim;
(ii) the customers, which are not affiliated with us, have to the best of our knowledge and at the time a Receivable is created, received and have accepted the goods of services, and the invoices therefor, without dispute, offset, or claim of any kind as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra accounts or any other kind and character; (iii) subject to the terms and conditions of paragraph 3(a) of this Agreement, the Receivables will not be subject to discounts, deductions, allowances, offsets, counterclaims or other contra items, nor to any other special terms of payment that are not shown on the face of the invoice; (iv) the Receivables will not represent delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder," or similar terms; and (v) the Receivables will not represent "pack, bill and hold" transactions unless we have furnished you with a copy of our customer's purchase order soon after its receipt, and you have obtained such customer's agreement to grant you a security interest in the merchandise and pay for such merchandise at maturity of our invoice irrespective of whether or not we have received instructions to deliver the same; (vi) we are solvent; (vii) we have full right and authority to sell or assign to you, and to grant to you a security interest in, our Receivables; (viii) we have not granted and will not hereafter grant to any other person a security interest in, or grant to any other person any right to purchase our Receivables, or, without your prior written consent, grant to any other person a security interest in any of our inventory at any time during the term of this Agreement and until all security interests or purchases granted hereunder have been terminated except in connection with the Credit Agreement; (ix) all taxes due and payable have been paid prior to the date on which any fine, penalty or interest may be added thereto for nonpayment thereof, except to the extent contested in good faith by proper proceedings that stay the imposition of any lien filed against us or our property during the term of this Agreement resulting from non-payment; and (x) there are no judgments of assessments for the payment of money exceeding $250,000 other than that are not fully covered by insurance or that have been vacated, stayed, bonded, paid or discharged during the term of this Agreement.

         7. SECURITY: As collateral security for any and all of our indebtedness and obligations to you whether matured or unmatured, absolute or contingent, now existing or hereafter arising (including under indemnity or reimbursement agreements or by subrogation), and however acquired by you, whether arising directly between us or acquired by you by assignment, whether relating to this Agreement or independent hereof, including all obligations incurred by us to any other person factored or financed by you (collectively, the "Obligations"), we do hereby grant to you a security interest in all of

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our accounts, contract rights, and general intangibles whether or not otherwise specifically assigned to you in this Agreement, now existing or hereafter acquired, and in the proceeds and products thereof, any security and guarantees therefor, in the goods and property represented thereby, in all of our books and records relating to the forgoing, and in all reserves, credit balances, sums of money at any time to our credit with you, and any of our property at any time in your possession. We hereby irrevocably authorize and direct you to charge at any time to our account any Obligations. We agree to execute financing statements and any and all other instruments and documents that may now or hereafter be provided for by the Uniform Commercial Code or other law applicable thereto reflecting security interests granted to you hereunder. We hereby appoint you as our attorney-in-fact and authorize you to sign such financing statements on our behalf as debtor or to file such financing statements without our signature, signed only by you as secured party. In the event you declare a material default or breach of this Agreement and we fail to pay to you all outstanding Obligations within five business days of such declaration or upon notice of the termination of this Agreement and our failure to pay to you all outstanding Obligations within five business days of such notice, we hereby appoint you as our attorney-in-fact and authorize you to sign any document or agreement which would entitle you to change our mail delivery address with any postal authority and we shall promptly execute any documents you may reasonably request of us to effect same. We shall be liable for, and you may charge our account with, all reasonable costs and expenses of filing such financing statements (including any filing or recording taxes), making lien searches, and any reasonable attorney's fees and expenses that may be incurred by you in perfecting, protecting, preserving, or enforcing your security interests.

         8. TERM: This Agreement shall continue in full force and effect for a period of one year from the date hereof (the "Initial Term") and shall be deemed renewed from year to year thereafter. After the Initial Term, either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party. Notwithstanding the foregoing, if we become insolvent or unable to meet our debts as they mature, fail, close, suspend, or go out of business, commit an act of bankruptcy, file or become the subject of a petition under the Bankruptcy Act or law permitting the appointment of a receiver, liquidator, conservator, or similar functionary, material breach or become in material default under this Agreement or any Obligation to you, or if there is a change (by death or otherwise) in our principal stockholders or owners, then, notwithstanding the foregoing, you shall have the right to terminate this Agreement at any time without notice; however, you may consent to such ownership change in your discretion which consent shall not be unreasonably withheld. In the event you elect to terminate this Agreement, and your decision to do so is a result of a material breach of this Agreement by us, then, notwithstanding any other provisions contained herein, you shall be entitled to charge our account, and we agree to pay to you, the monthly minimum factoring fee specified in paragraph 4(b) herein for the later of ninety (90) days from the effective date of termination or until any and all of our indebtedness to you pursuant to this Agreement shall have been paid in full. Your rights and our Obligations arising out of transactions having their inception prior to the termination date shall not be affected by any termination or notice thereof. Termination of this Agreement shall not terminate, extinguish, or remove any liens or security interests granted to you hereunder until we have fully paid and discharged any and all of our Obligations to you, and we shall continue to furnish to you confirmatory assignments and schedules of Receivables previously assigned to you and all proceeds in respect thereof. After the giving of any notice of termination hereunder, and until the full liquidation of our account, we shall not be entitled to receive any payments from you. From and after the effective date of termination, all amounts charged or chargeable to our account hereunder, and all our Obligations to you, shall become immediately due and payable without further notice or demand.

         9.  MISCELLANEOUS:

                (a) Subsequent to your first advance to us hereunder, while any Obligations due you hereunder remain outstanding and upon notice from you to us, any goods rejected or returned by any customer shall be your property held by us in trust for you separate and apart from any other goods, and, upon your demand and in accordance with your instructions, shall forthwith be delivered to you or disposed of by us without charge to you, with the proceeds of such disposition to be remitted promptly to you. We shall promptly report to you, in writing, all disputes and claims made by our customers, the refusal of any services and the rejection or return of or offer to return any goods, and we will promptly and diligently prosecute, defend or settle all such claims and disputes at our expense. WE AGREE TO PREPARE AND ASSIGN TO YOU ALL CREDIT MEMOS TO WHICH OUR CUSTOMERS HAVE BECOME ENTITLED SINCE THE DATE OF OUR LAST ASSIGNMENT, and our failure to do so entitles you to charge our account with any expenses incurred by you as a result. As absolute owner of each Receivable, you may, in your sole discretion, enforce, effect any compromise regarding settlement, or adjust any Receivable, in your name or ours, without affecting or limiting our obligations to you under this Agreement, whether or not any such Receivable shall have been charged back to us. You reserve the right at any time to charge back to our account the full amount of the Receivable(s)

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involved in any claim, dispute, rejection, or return asserted or made by our customers, and we agree to pay you upon demand the full amount thereof. The chargeback to our account of the amount of any such Receivable shall not be deemed a reassignment to us, and title thereto and to the proceeds thereof, all security and guarantees therefor, and our interest in the goods represented thereby shall remain in you. We shall indemnify you for, and hold you harmless against, any loss, liability, claim or reasonable expense of any kind arising from any claims of, or disputes with, our customers as to terms, price, quality, quantity, or otherwise, relating to any Receivable, including any claim for return or reimbursement of any payments therefor. We agree to notify you promptly when a customer asserts a dispute or claim of any kind, and upon your notice to us of a customer dispute or claim, we agree to contact the customer promptly to effect a resolution of such dispute or claim.

                  (b) Subsequent to your first advance to us hereunder and while any Obligations due you hereunder remain outstanding, if any check, draft, note, acceptance, cash collection or payment in any form is received by us on any Receivable, WE SHALL IMMEDIATELY TRANSMIT AND DELIVER IT TO YOU IN THE FORM RECEIVED, and our failure to do so entitles you to charge our account with any reasonable expenses incurred by you as a result. Until our delivery of each such payment to you, it shall be held by us in trust for you. We agree that you, and any such person or entity as you may from time to time designate, shall have the right to sign and/or endorse our name on all remittances and all papers, bills of lading, receipts, instruments and documents relating to the Receivables and the transactions between us. You shall have the right to deposit any checks or other remittances received on Receivables regardless of notations or conditions placed thereon by our customers or deductions reflected thereby and to charge the amount of any such deduction to our account.


                (c) In the event a sales or excise tax is levied by State or Federal authorities, in such form that you are required to pay a tax on sales represented by any Receivable(s), we agree to reimburse you for the full amount of taxes payable and agree that all such amounts may be charged to our account.

                (d) We agree to keep proper books of record and accounts in accordance with sound and accepted accounting practices, which books shall at all times be open to inspection by you. You and such accountant or other agents as you may from time to time designate shall have the right, at our expense, to visit and inspect our properties, assets and books, and to discuss our affairs, finances and accounts with our officers and employees at such reasonable times as you may designate, and to make and take away copies of our records. We agree to do all things necessary or appropriate to permit you to fully exercise your rights under this Paragraph. We also agree to make available to you from time to time, upon your request, copies of our quarterly financial statements. Unless specifically waived in writing, such financial statements are to be provided to you on a quarterly basis.

                (e) Your failure at any time to insist upon performance of any term or provision of this Agreement shall not be deemed a waiver of any right reserved to you, and the waiver of one provision shall not be deemed to be a waiver of any other provision.

                (f) This Agreement is the parties' complete and final agreement, reflects the parties' mutual understanding, supersedes any prior agreement or understanding between the parties, and may not be modified or amended orally. The parties acknowledge that, but for the promises and representations expressly contained in this Agreement, no other promise or representation of any kind has been made to either party to induce them to execute this Agreement. Furthermore, the parties acknowledge that if any such promise or representation has been made, neither party relied upon it in deciding to enter into this Agreement.

                (g) This Agreement is deemed made in the State of Florida and shall be governed, interpreted, and construed in accordance with the laws of the State of Florida. No modification, amendment, waiver, or discharge of this Agreement shall be binding upon you unless in writing and signed by the applicable party. The parties mutually agree that TRIAL BY JURY IS HEREBY WAIVED by either party in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or the relations created hereby, whether for contract, tort, or otherwise, and my party hereby consents to the jurisdiction of the courts of the State of Florida and of any Federal Court in such state for determination of any dispute as to any such matters. In connection therewith, the parties hereby waive personal service of any summons, complaint, or other process, and agree that service thereof may be made by registered or certified mail directed to such party at its address set forth above or such other address of which such party shall have previously notified the other party by registered or certified mail. In the event that you obtain counsel for the purpose of collecting any indebtedness due you from us or seeking to enforce any right you are entitled to under the factoring agreement, we agree to pay the

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reasonable attorneys' fees and expenses (including all such fees incurred at trial and the appellate levels) of your counsel. In addition, in the event you are sued by us or any other party for any claim or cause of action related to or arising under this Agreement or the factoring relationship, or you are required to defend any suit regarding any duty you are alleged to have breached, whether in the form of a contract duty, tort or otherwise, we agree that if you prevail at trial or on appeal we shall be obligated to reimburse you for all of the reasonable attorneys' fees you incur. We also agree that you may charge and/or set off against our account all such fees and expenses as such fees or expenses are incurred. Your books and records shall be admissible as prima facie evidence of the status of the accounts between us. This Agreement shall be binding upon and inure to the benefit of each of us and our respective heirs, executors, administrators, successors and assigns, but neither party may assign this Agreement or any of their rights hereunder to any person without the other party's prior written consent.

                (h) We agree and acknowledge that you and your authorized representatives are engaged in the provision of factoring services pursuant to this Agreement. By entering into this Agreement, we expressly acknowledge that we will not seek advice or counsel from you or any of your representatives with respect to the management and/or operation of our business, or any other entity affiliated or controlled by us, and if we deem such advice or counsel to have been offered, directly or indirectly, we will evaluate it and act or decline to act upon it based upon our own careful analysis and/or the advice or counsel of our own independent expert(s) or consultant(s). WE AGREE THAT WE WILL NOT SEEK OR ATTEMPT TO ESTABLISH A FIDUCIARY RELATIONSHIP BETWEEN YOU AND/OR YOUR REPRESENTATIVES AND OURSELVES, OR ANY OTHER ENTITY AFFILIATED OR CONTROLLED BY US. WE HEREBY EXPRESSLY WAIVE ANY RIGHT TO ASSERT, NOW OR IN THE FUTURE, THAT THERE WAS OR IS A FIDUCIARY RELATIONSHIP BETWEEN US IN ANY ACTION, PROCEEDING OR CLAIM FOR DAMAGES.


                                        THE BARCALOUNGER COMPANY, A DIVISION OF
                                         FURNITURE COMFORT CORPORATION


                                                   By: /s/ JOHN B. SGANGA
                                                      -----------------------
                                                       Name/Title  John B. Sanga
                                                       Vice President ,

The foregoing is acknowledged, accepted and agreed to:


CAPITAL FACTORS, INC.

By:
   -----------------------------
     John W. Kiefer, President

                              CORPORATE RESOLUTION



         WHEREAS, the company will benefit from the services of a factor in connection with the handling of its accounts receivable; and

         WHEREAS, the Board has considered a proposed Factoring Agreement with CAPITAL FACTORS, INC., a Florida corporation, under which CAPITAL FACTORS, INC. would act as the Company's exclusive factor;

         NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED THAT:

         The proposed Factoring Agreement is approved, and appropriate officers of the company are authorized and directed to execute and deliver a Factoring Agreement with CAPITAL FACTORS, INC. in the form or substantially the form outlined herein, and to do and perform all things contemplated herein on behalf of this company.

         As of the date of this Agreement, the following are the officers/employees authorized to act on behalf of the company:

/s/ Wayne Stephens
---------------------------------------
Wayne Stephens, President

/s/ John B. Sganga
---------------------------------------
John B. Sganga, Vice President,
  Secretary and Treasurer

/s/ Phillip L.. Chamberlain
---------------------------------------
Phillip L.. Chamberlain, Vice President

---------------------------------------
Name/Title

---------------------------------------
Name/Title


        IN WITNESS WHEREOF, the undersigned hereby certifies that the foregoing Resolution was duly adopted at a meeting of the Board of Directors held on September 6, 1996, at which a quorum was present, and that said Resolution has not been modified, amended, or rescinded and remains in full force and effect as of the date set forth below.


                                        THE BARCALOUNGER COMPANY, A DIVISION OF
                                         FURNITURE COMFORT CORPORATION


                                          By: /s/ JOHN B. SGANGA
                                             -----------------------
                                                Name   John B. Sganga
                                          Its:  Title  Vice President


ATTEST:


/s/ JOHN B. SGANGA     (SEAL)
-----------------------
         Secretary